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                                                                    EXHIBIT 23.4

                      CONSENT OF SALOMON SMITH BARNEY INC.

    We hereby consent to the use of our name and to the description of our opinion letter included in the Joint Proxy Statement/Prospectus referred to below, under the caption "Opinion of Financial Advisor to the GPU Board of Directors", and to the inclusion of our opinion letter as Appendix C to the Joint Proxy Statement/Prospectus of FirstEnergy Corp. and GPU, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of FirstEnergy Corp. filed in connection with the proposed merger of GPU, Inc. with and into FirstEnergy Corp. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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
                                                       SALOMON SMITH BARNEY INC.

                                                       By:               /s/ ADAM BERGER
                                                            -----------------------------------------
                                                                        MANAGING DIRECTOR
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New York, New York
September 22, 2000